Exhibit 10.18.1

                                                               Execution Version

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             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT




             ------------------------------------------------------


                          Dated as of November 26, 2003



             ------------------------------------------------------



                          AMERICAN HOME MORTGAGE CORP.
                                  as a Borrower


                     AMERICAN HOME MORTGAGE ACCEPTANCE, INC.
                                  as a Borrower


                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                                  as a Borrower


                      AMERICAN HOME MORTGAGE HOLDINGS, INC.
                                  as a Borrower


                         COLUMBIA NATIONAL, INCORPORATED
                                  as a Borrower




                  The Lenders from time to time parties hereto
                                       and




                               MORGAN STANLEY BANK
                                    as Agent






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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Section 1.  Definitions and Accounting Matters.................................2
      1.01    Certain Defined Terms............................................2
      1.02    Accounting Terms and Determinations.............................16

Section 2.  Loans, Note and Prepayments.......................................16
      2.01    Loans...........................................................16
      2.02    Notes...........................................................16
      2.03    Procedure for Borrowing.........................................17
      2.04    Limitation on Types of Loans; Illegality........................18
      2.05    Repayment of Loans; Interest....................................18
      2.06    Mandatory Prepayments or Pledge.................................19
      2.07    Voluntary Prepayments...........................................19
      2.08    Extension of Termination Date...................................20

Section 3.  Payments; Computations; Etc.......................................20
      3.01    Payments........................................................20
      3.02    Computations....................................................21
      3.03    Requirements of Law.............................................21
      3.04    Minimum Usage Fee...............................................22

Section 4.  Collateral Security...............................................22
      4.01    Collateral; Security Interest...................................22
      4.02    Further Documentation...........................................23
      4.03    Changes in Locations, Name, etc.................................23
      4.04    Agent's Appointment as Attorney-in-Fact.........................24
      4.05    Performance by Agent of Borrowers' Obligations..................25
      4.06    Proceeds........................................................25
      4.07    Remedies........................................................26
      4.08    Limitation on Duties Regarding Preservation of Collateral.......27
      4.09    Powers Coupled with an Interest.................................27
      4.10    Release of Security Interest....................................27

Section 5.  Conditions Precedent..............................................27
      5.01    Effectiveness...................................................27
      5.02    Initial and Subsequent Loans....................................28

Section 6.  Representations and Warranties....................................30
      6.01    Legal Name......................................................30
      6.02    Existence.......................................................30
      6.03    Financial Condition.............................................30
      6.04    Litigation......................................................31

      6.05    No Breach.......................................................31
      6.06    Action..........................................................31
      6.07    Approvals.......................................................32
      6.08    Margin Regulations..............................................32
      6.09    Taxes...........................................................32
      6.10    Investment Company Act..........................................32
      6.11    Collateral; Collateral Security.................................32
      6.12    Chief Executive Office/Jurisdiction of Organization.............33
      6.13    Location of Books and Records...................................33
      6.14    Hedging.........................................................33
      6.15    True and Complete Disclosure....................................33
      6.16    Tangible Net Worth..............................................34
      6.17    ERISA...........................................................34
      6.18    Takeout Commitments; Takeout Assignments........................34
      6.19    Subsidiaries....................................................34
      6.20    Solvency........................................................34
      6.21    Regulatory Status...............................................35
      6.22    Real Estate Investment Trust....................................35

Section 7.  Covenants of the Borrowers........................................35
      7.01    Financial Statements............................................35
      7.02    Litigation......................................................37
      7.03    Existence, etc..................................................37
      7.04    Prohibition of Fundamental Changes..............................38
      7.05    Borrowing Base Deficiency.......................................38
      7.06    Notices.........................................................38
      7.07    Hedging.........................................................39
      7.08    Reports.........................................................39
      7.09    Underwriting Guidelines.........................................39
      7.10    Transactions with Affiliates....................................40
      7.11    Limitation on Liens.............................................40
      7.12    Limitation on Guarantees........................................40
      7.13    Limitation on Distributions.....................................40
      7.14    Servicer; Servicing Data File...................................40
      7.15    Required Filings................................................40
      7.16    No Adverse Selection............................................41
      7.17    Remittance of Prepayments.......................................41
      7.18    Agency Approvals................................................41
      7.19    Takeout Commitments.............................................41
      7.20    MERS Designated Mortgage Loans..................................41
      7.21    Title Insurance Policies........................................41
      7.22    AHM Merger Sub, Inc.............................................41
      7.23    Reorganization..................................................41

Section 8.  Events of Default.................................................42

Section 9.  Remedies Upon Default.............................................44

Section 10. The Agent.........................................................45

Section 11. Miscellaneous.....................................................47
      11.01   Waiver..........................................................47
      11.02   Notices.........................................................47
      11.03   Indemnification and Expenses....................................47
      11.04   Amendments......................................................48
      11.05   Assignments and Participations..................................48
      11.06   Successors and Assigns..........................................49
      11.07   Survival........................................................49
      11.08   Captions........................................................50
      11.09   Counterparts....................................................50
      11.10   Loan Agreement Constitutes Security Agreement; Governing
               Law............................................................50
      11.11   Submission To Jurisdiction; Waivers.............................50
      11.12   WAIVER OF JURY TRIAL............................................50
      11.13   Acknowledgments.................................................51
      11.14   Hypothecation or Pledge of Loans................................51
      11.15   Servicing.......................................................51
      11.16   Periodic Due Diligence Review...................................52
      11.17   Set-Off.........................................................53
      11.18   Joint and Several Liability.....................................53
      11.19   Intent..........................................................53
      11.20   Treatment of Certain Information................................53
      11.21   Replacement by Repurchase Agreement.............................53

SCHEDULES

      SCHEDULE 1        Representations and Warranties re:  Mortgage Loans
      SCHEDULE 2        Alternate `A' Mortgage Loan Criteria
      SCHEDULE 3        Filing Jurisdictions and Offices
      SCHEDULE 4        Subsidiaries/Trade Names
      SCHEDULE 5        Cooperative Mortgage Loan Documents
      SCHEDULE 6        Commitments
      SCHEDULE 7        Tax Identification Numbers and Organizational
                       Identification Numbers of Borrowers

EXHIBITS

      EXHIBIT A         Form of Amended and Restated Promissory Note
      EXHIBIT B         Form of Amended and Restated Custodial Agreement
      EXHIBIT C         [Reserved]
      EXHIBIT D         Form of Request for Borrowing
      EXHIBIT E-1       Form of Borrower's Release Letter
      EXHIBIT E-2       Form of Warehouse Lender's Release Letter
      EXHIBIT F         Underwriting Guidelines
      EXHIBIT G         Form of Servicer Notice
      EXHIBIT H         Form of Takeout Assignment
      EXHIBIT I         Form of Notice of Prepayment
      EXHIBIT J         Form of Takeout Proceeds Identification Letter
      EXHIBIT K         Form of Assignment and Acceptance

             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

            AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT, dated as of November 26, 2003, among AMERICAN HOME MORTGAGE CORP. ("AHM"), a New York corporation, AMERICAN HOME MORTGAGE ACCEPTANCE, INC. ("AHM Acceptance"), a Maryland corporation, AMERICAN HOME MORTGAGE INVESTMENT CORP. ("AHM Investment"), a Maryland corporation, AMERICAN HOME MORTGAGE HOLDINGS, INC. ("Holdings"), a Delaware corporation, and COLUMBIA NATIONAL, INCORPORATED, Maryland corporation ("CNI" and together with AHM, AHM Acceptance, AHM Investment and Holdings, each a "Borrower" and collectively, the "Borrowers"), the lenders from time to time parties hereto (the "Lenders") and MORGAN STANLEY BANK ("MS Bank"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

            AHM (on behalf of itself as an original borrower under the Existing Loan Agreement and in its capacity as successor by merger to Marina Mortgage Company, Inc.), CNI, Morgan Stanley Mortgage Capital Inc. ("MSMCI") and MS Bank are parties to that certain Master Loan and Security Agreement, dated as of August 2, 2002 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Loan Agreement").

            Holdings, the Parent Guarantor under the Existing Loan Agreement, has entered into an Agreement and Plan of Merger, dated as of July 12, 2003, with Apex Mortgage Capital, Inc. ("Apex"), pursuant to which, in a series of related transactions, among other things, (i) Holdings will become a wholly-owned subsidiary of its recently-formed subsidiary AHM Investment (with the shareholders of Holdings becoming shareholders of AHM Investment), and (ii) Apex will merge with and into AHM Investment (with the shareholders of Apex becoming shareholders of AHM Investment), all as more fully described in a joint proxy statement/prospectus dated October 24, 2003 (collectively, the "Reorganization").

            The Borrowers have requested that the Lenders from time to time make or continue to make, as applicable, revolving credit loans to them to finance certain residential mortgage loans owned by the Borrowers, and the Lenders are prepared to make or to continue to make, as applicable, such loans upon the terms and conditions hereof. Each Borrower is engaged in a business that is complimentary to the business of the other Borrower. Each Borrower will directly benefit from each extension of credit to the other Borrower, and the proceeds of each loan will inure to the benefit of each Borrower.

            The Borrowers, the Agent and the Lenders hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Loan Agreement is hereby amended and restated in its entirety as set forth in the heading and recitals hereto and as follows:

            Section 1. Definitions and Accounting Matters.

            1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

            "Accepted Servicing Practices" shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

            "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

            "Agency" shall mean Fannie Mae, Freddie Mac, any loan origination program sponsored by the State of California and any other government mortgage loan program acceptable to the Agent or any successors thereto.

            "Agency Approvals" shall have the meaning provided in Section 6.07(b) hereof.

            "Agency Eligible Mortgage Loan" shall mean a mortgage loan that is in strict compliance with the eligibility requirements for swap or purchase by the designated Agency, under the applicable Agency Guide and/or Agency Program.

            "Agency Guide" shall mean, with respect to Fannie Mae securities, the Fannie Mae Selling Guide and the Fannie Mae Servicing Guide, with respect to Freddie Mac securities, the Freddie Mac Sellers' and Servicers' Guide, and with respect to California Program securities, the applicable program manual and the servicer's guide, in each case including all exhibits thereto, as such Agency Guide may be amended, supplemented or otherwise modified from time to time.

            "Agency Program" shall mean a specific mortgage backed securities swap or purchase program under the relevant Agency Guide or as otherwise approved by the Agency with respect to Mortgage Loans originated pursuant to the Agency Guide.

            "Agent" shall have the meaning provided in the introductory paragraph hereof.

            "AHM" shall have the meaning provided in the introductory paragraph hereof.

            "AHM Acceptance" shall have the meaning provided in the introductory paragraph hereof.

            "AHM Investment" shall have the meaning provided in the introductory paragraph hereof.

            "Alternate `A' Mortgage Loan" shall mean a Mortgage Loan made by a Borrower which is underwritten in conformity with the applicable Agency Guide or Agency Program but subject to the exceptions and in accordance with the provisions applicable to Alternate `A' Mortgage Loans contained in Schedule 2 attached hereto.

            "Applicable Collateral Percentage" shall mean, with respect to each Eligible Mortgage Loan, the applicable collateral percentage set forth in the chart below opposite the applicable type of Mortgage Loan:

          ----------------------------------------------------------------
                                                  Applicable Collateral
                  Type of Mortgage Loan                 Percentage
          ----------------------------------------------------------------

              Agency Eligible Mortgage Loan                97%

               Alternate `A' Mortgage Loan                 96%

              Conduit Eligible Mortgage Loan               97%

               Interest-Only Mortgage Loans                97%"
          ----------------------------------------------------------------

            "Applicable Margin" shall mean 80 basis points (0.80%) per annum.

            "Assignment and Acceptance" shall have the meaning set forth in
Section 11.05(a) hereof.

            "Assignment of Mortgage" means, with respect to any mortgage, an assignment of the mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to reflect the assignment and pledge of the mortgage.

            "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

            "Borrower" and "Borrowers" shall have the meaning provided in the heading hereof.

            "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

            "Borrowing Base Deficiency" shall have the meaning provided in
Section 2.06 hereof.

            "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

            "California Program Mortgage Loan" shall mean an Agency Eligible Mortgage Loan that is in strict compliance with the eligibility requirements for swap or purchase under a program sponsored by the State of California or such other program as the Agent shall approve in its sole discretion as set forth in the applicable Agency Guide and/or Agency Program.

            "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

            "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

            "Cash Equivalents" shall mean (a) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety
(90) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody's and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market, mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

            "CNI" shall have the meaning provided in the introductory paragraph hereof.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

            "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

            "Collateral Value" shall mean, with respect to each Eligible Mortgage Loan, the lesser of (a) the Applicable Collateral Percentage of the Market Value of such Mortgage Loan, and (b) 100% of the outstanding principal balance of such Mortgage Loan; provided, that the following additional limitations shall apply:

            (i) The aggregate Collateral Value of all Alternate `A' Mortgage Loans included in the Borrowing Base at any time shall not exceed 25% of the Maximum Credit at such time;

            (ii) The aggregate Collateral Value of all California Program Mortgage Loans included in the Borrowing Base at any time shall not exceed $20,000,000;

            (iii) The aggregate Collateral Value of all Interest-Only Mortgage Loans with an LTV greater than 80% and less or equal to 95% included in the Borrowing Base at any time shall not exceed $20,000,000;

            (iv) The aggregate Collateral Value of all Jumbo Mortgage Loans which have an original principal value greater than $1,000,000 included in the Borrowing Base at any time shall not exceed $70,000,000; and

            (v) The Collateral Value shall be deemed to be zero with respect to each Mortgage Loan:

                  (1) in respect of which there is a breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined),

                  (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period in excess of thirty (30) days (without regard to applicable grace periods),

                  (3) (other than Interest Only Mortgage Loans) which remains pledged to the Lender hereunder later than 180 days after the date on which it is first included in the Collateral,

                  (4) in respect of any Interest Only Mortgage Loan which
            remains pledged to the Lender hereunder later than 120 days after the date on which it is first included in the Collateral,

                  (5) which has been released from the possession of the
            Custodian under the Custodial Agreement for a period in excess of forty-five (45) days,

                  (6) (other than Interest Only Mortgage Loans and Agency
            Eligible Mortgage Loans) which is not subject to a Takeout
            Commitment,

                  (7) in respect of any Agency Eligible Mortgage Loan which is not subject to a Takeout Commitment and remains pledged to the Lender under the Loan Agreement later than 120 days after the date on which it is first included in the Collateral,

                  (8) in respect of which the Title Insurance Policy has not been delivered to AHM pursuant to Section 7.21 hereof, or

                  (9) which exceeds the limitation on Collateral Value set forth in (i) through (iv) above.

            "Collections" shall mean, collectively, all collections and proceeds on or in respect of the Mortgage Loans, excluding collections required to be paid to the Servicer or a mortgagor on the Mortgage Loans.

            "Commitment" shall mean, as to any Lender, the obligation of such Lender to make Loans to the Borrowers pursuant to Section 2.01 hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 6 under the caption "Commitment" or in an Assignment and Acceptance, as such amount may be reduced from time to time in accordance with the provisions of this Loan Agreement. The aggregate Commitments of the Lenders shall equal the Maximum Credit.

            "Commitment Percentage" shall mean as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

            "Commitment Period" shall mean the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

            "Conduit Eligible Mortgage Loan" shall mean a Mortgage Loan made by a Borrower which is underwritten in conformity with the Borrowers' underwriting guidelines for conduit eligible mortgage loan.

            "Cooperative Corporation" shall mean the cooperative apartment corporation that holds legal title to a Cooperative Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

            "Cooperative Mortgage Loan" shall mean a Mortgage Loan that is secured by a first lien on a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

            "Cooperative Mortgage Loan Documents" shall mean the documents listed on Schedule 5 attached hereto.

            "Cooperative Project" shall mean all real property owned by a Cooperative Corporation including the land, separate dwelling units and all common elements.

            "Cooperative Shares" shall mean the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.

            "Cooperative Unit" shall mean a specific unit in a Cooperative Project.

            "Credit Exposure" shall mean, as to any Lender at any time, its Commitment (or, if the Commitments shall have expired or been terminated, the aggregate unpaid principal amount of its Loans).

            "Credit Exposure Percentage" shall mean, as to any Lender at any time, the fraction (expressed as a percentage), the numerator of which is the Credit Exposure of such Lender at such time and the denominator of which is the aggregate Credit Exposures of all the Lenders at such time.

            "Custodial Agreement" shall mean the Amended and Restated Custodial Agreement, dated as of the date hereof, among the Borrowers, the Custodian and the Agent, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

            "Custodian" shall mean Deutsche Bank National Trust Company, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

            "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "Due Diligence Review" shall mean the performance by the Agent of any or all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Mortgage Loans, as desired by the Agent from time to time.

            "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.01 shall have been satisfied.

            "Electronic Agent" shall have the meaning assigned to such term in
Section 2 of the Electronic Tracking Agreement.

            "Electronic Tracking Agreement" shall mean the Electronic Tracking Agreement, dated as of the date hereof, among the Borrowers, the Agent, the Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.

            "Eligible Cooperative Mortgage Loan" shall mean a Cooperative Mortgage Loan as to which the representations and warranties in Section 6.10 and
Part I of Schedule 1 hereof are correct.

            "Eligible Mortgage Loan" shall mean a Mortgage Loan secured by a first mortgage lien on a one-to-four family residential property (a) as to which the representations and warranties in Section 6.10 and Part I of Schedule 1 hereof are correct and (b) which is either an Agency Eligible Mortgage Loan, an Alternate `A' Mortgage Loan, a California Program Mortgage Loan, an Eligible Cooperative Mortgage Loan, an Interest Only Mortgage Loan, a Jumbo Mortgage Loan, a MERS Designated Mortgage Loan or a Conduit Eligible Mortgage Loan; provided, that in no event shall any Eligible Mortgage Loan be a security for purposes of any securities or blue sky laws.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which a Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which a Borrower is a member.

            "Eurocurrency Liabilities" shall have the same meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Base Rate" shall mean, with respect to each day a Loan is outstanding, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which the Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of thirty
(30) days and in an amount comparable to the amount of the Loans to be outstanding on such day.

            "Eurodollar Loan" shall mean a Loan the rate of interest applicable to which is based upon the Eurodollar Rate.

            "Eurodollar Rate" shall mean with respect to each day during each interest period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate
                    -----------------------------------------

                    1.00 - Eurodollar Rate Reserve Percentage

            "Eurodollar Rate Reserve Percentage" shall mean, for any interest period for all of the Eurodollar Loans comprising part of the same borrowing, the reserve percentage applicable two (2) Business Days before the first day of such interest period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined) having a term comparable to such interest period.

            "Event of Default" shall have the meaning provided in Section 8 hereof.

            "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

            "Fannie Mae" shall mean the Federal National Mortgage Association, or any successor thereto.

            "Freddie Mac" shall mean the Federal Home Loan Mortgage Corporation, or any successor thereto.

            "Funding Date" shall mean the date on which a Loan is made hereunder.

            "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

            "Governmental Authority" shall mean any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over a Borrower, any of its Subsidiaries or any of its properties.

            "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Agent. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

            "Holdings" shall have the meaning provided in the introductory paragraph hereof.

            "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within ninety (90) days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease

Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and
(i) Indebtedness of general partnerships of which such Person is a general partner.

            "Interest-Only Mortgage Loan" shall mean a Mortgage Loan that is in strict compliance with the requirements in the Underwriting Guidelines for "One-Month and Six-Month Interest Only ARM Products" (as defined in the Underwriting Guidelines).

            "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury Securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by a Borrower and an Affiliate of any Lender, and acceptable to the Agent.

            "Jumbo Mortgage Loan" shall mean a Mortgage Loan made by a Borrower which is underwritten in conformity with the applicable Agency Guide or Agency Program subject to an exception that the original principal amount of such Mortgage Loan is too large; provided, that the original principal amount shall not exceed $1,500,000 and such Mortgage Loan shall have a FICO score of at least 700.

            "Lender(s)" shall have the meaning provided in the introductory paragraph hereof.

            "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

            "Loan" shall have the meaning provided in Section 2.01(a) hereof.

            "Loan Agreement" shall mean this Amended and Restated Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

            "Loan Documents" shall mean, collectively, this Loan Agreement, the Notes, the Custodial Agreement and the Electronic Tracking Agreement.

            "Market Value" shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Agent, which price may be determined to be zero. The Agent's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Agent.

            "Material Adverse Effect" shall mean a material adverse effect on
(a) the Property, business, operations, financial condition or prospects of any Borrower, (b) the ability of any Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lenders under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral.

            "Maximum Credit" shall mean $350,000,000.

            "MERS" shall mean Mortgage Electronic Registration Systems, Inc.

            "MERS Designated Mortgage Loan" shall have the meaning assigned to such term in Section 3 of the Electronic Tracking Agreement.

            "MERS Procedures Manual" shall mean the MERS Procedures Manual attached as Exhibit B to the Electronic Tracking Agreement, as it may be amended, supplemented or otherwise modified from time to time.

            "MERS Report" shall mean the schedule listing MERS Designated Mortgage Loans and other information prepared by the Electronic Agent pursuant to the Electronic Tracking Agreement.

            "MERS(R) System" shall mean the Electronic Agent's mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the fee in real property securing the Mortgage Note, or in the case of each Cooperative Mortgage Loan, a Security Agreement which creates a first priority security interest on the Cooperative Shares and Proprietary Lease securing the Mortgage Note.

            "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

            "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Agent for the ratable benefit of the Lenders pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

            "Mortgage Loan Data File" shall mean a computer-readable file containing information with respect to each Mortgage Loan, to be delivered by the Borrowers to the Agent pursuant to Section 2.03(a) hereof which data fields are identified on Annex I to the Custodial Agreement.

            "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

            "Mortgage Loan Schedule" shall have the meaning assigned thereto in the Custodial Agreement.

            "Mortgage Loan Schedule and Exception Report" shall mean the mortgage loan schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

            "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

            "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note or, in the case of any Cooperative Mortgage Loan, the Cooperative Shares and the Proprietary Lease.

            "Mortgagor" shall mean the obligor on a Mortgage Note.

            "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

            "MS Indebtedness" shall mean any indebtedness of the Borrowers hereunder and under any other arrangement between any Borrower on the one hand and any Lender or an Affiliate of a Lender on the other hand.

            "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

            "Net Income" shall mean, for any period, the net income of AHM Investment and its consolidated Subsidiaries for such period as determined in accordance with GAAP.

            "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

            "Note(s)" shall mean the promissory notes provided for in Section 2.02(a) hereof for Loans and any note delivered in substitution or exchange therefore, in each case as the same shall be amended, supplemented or otherwise modified and in effect from time to time.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

            "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

            "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

            "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lenders (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4% per annum plus the Prime Rate and in no event shall such rate exceed the maximum rate permitted by law.

            "Prescribed Laws" shall mean, collectively, (a) the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56) (The USA PATRIOT Act, (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. ss.1701 et. seq. and (d) all other Requirements of Law relating to money laundering or terrorism.

            "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

            "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

            "Proprietary Lease" shall mean a lease on (or occupancy agreement with respect to) a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares or the Seller in such Cooperative Unit.

            "Recognition Agreement" shall mean, with respect to a Cooperative Mortgage Loan, an agreement executed by a Cooperative Corporation which, among other things, acknowledges the lien of the Mortgage on the Mortgaged Property in question.

            "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

            "REIT Borrower" shall mean any Borrower which has REIT Status as of the Effective Date.

            "REIT Distribution Requirement" shall mean distributions reasonably necessary for each REIT Borrower to maintain its REIT Status and not be subject to corporate level tax based on income or to excise tax under Section 4981 of the Code.

            "REIT Status" shall mean with respect to any Person, such Person's status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

            "Reorganization" shall have the meaning provided in the second Recitals paragraph hereof.

            "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law (including, without limitation, Prescribed Laws), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Secured Obligations" shall have the meaning provided in Section 4.01(c) hereof.

            "Security Agreement" the specific security agreement creating a security interest on and pledge of the Cooperative Shares and the appurtenant Proprietary Lease securing a Cooperative Mortgage Loan.

            "Servicer" shall have the meaning provided in Section 11.15(c) hereof.

            "Servicer Notice and Agreement" shall have the meaning provided in
Section 11.15(c) hereof.

            "Servicing Agreement" shall have the meaning provided in Section 11.15(c) hereof.

            "Servicing Records" shall have the meaning provided in Section 11.15(b) hereof.

            "Settlement Date" shall mean, with respect to each Mortgage Loan, the actual date on which the Takeout Price for such Mortgage Loan is received by the Agent or the Borrowers pursuant to a Takeout Commitment or on which the purchase price for a Mortgage Loan is otherwise received by the Agent or the Borrowers.

            "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

            "Takeout Assignment" shall mean an assignment executed by the Borrowers, whereby the Borrowers irrevocably assign their rights and obligations under a Takeout Commitment, and which assignment shall be substantially in the form and content of Exhibit H hereto.

            "Takeout Commitment" shall mean either (i) with respect to each Whole Loan Transfer pursuant to which an Agency is the Takeout Investor, a trade confirmation from such Agency to the Borrowers confirming the details of a forward trade between the Takeout Investor

(as buyer) and the Borrowers (as seller) constituting a valid binding and enforceable mandatory delivery commitment by such Agency to purchase on the Settlement Date and at a given Takeout Price the Mortgage Loans described therein or (ii) with respect each Whole Loan Transfer (other than those in which the Takeout Investor is an Agency), a trade confirmation from a Takeout Investor to the Borrowers confirming the details of a forward trade between the Takeout Investor (as buyer) and the Borrowers (as seller) constituting a valid, binding and enforceable mandatory delivery commitment by such Takeout Investor to purchase on the Settlement Date and at a given Takeout Price the Mortgage Loans described therein.

            "Takeout Investor" shall mean a securities broker-dealer, Agency or other institution, acceptable to the Agent, which has made a Takeout Commitment.

            "Takeout Price" shall mean as to each Takeout Commitment the purchase price (expressed as a percentage of par) set forth therein.

            "Takeout Proceeds" shall mean as to each Settlement Date, the actual amount of proceeds delivered to the Agent by the applicable Takeout Investor for the purchase of Mortgage Loans on such Settlement Date.

            "Tangible Net Worth" shall mean, as of a particular date, with respect to any Person,

            (a) all amounts which would be included under capital on a consolidated balance sheet of such Person at such date, determined in accordance with GAAP, less

            (b) (i) amounts owing to such Person from Affiliates and (ii) intangible assets.

            "Termination Date" shall mean May 30, 2004 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

            "Title Insurance Policy" shall have the meaning provided in Section
7.21 hereof.

            "Total Indebtedness" shall mean, for any period, the aggregate amount of Indebtedness (including, without limitation, the amount of all drafts payable) of AHM Investment and its consolidated Subsidiaries during such period.

            "Trust Receipt" shall have the meaning provided in the Custodial Agreement.

            "Underwriting Guidelines" shall mean the relevant Borrower's underwriting guidelines attached as Exhibit F hereto.

            "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest or the renewal or enforcement thereof in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

            "Whole Loan Transfer" shall mean the sale or transfer of some or all of the Mortgage Loans to a Takeout Investor in a whole loan transaction.

            1.02 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Agent hereunder shall be prepared, in accordance with GAAP.

            Section 2. Loans, Note and Prepayments.

            2.01 Loans.

            (a) Subject to the fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, each Lender agrees to make or continue, as applicable, on the terms and subject to the conditions of this Loan Agreement, loans (individually, a "Loan" and, collectively, the "Loans") to the Borrowers in Dollars, from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) such Lender's Commitment as then in effect and (ii) such Lender's Commitment Percentage of the Borrowing Base as in effect from time to time. On the Effective Date, all outstanding "Loans" of the Borrowers under the Existing Loan Agreement shall be continued as Loans under this Loan Agreement which is a continuation, rearrangement and extension of the Existing Loan Agreement.

            (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrowers may (i) borrow, (ii) repay the Loan in full or in part, without penalty, and (iii) reborrow hereunder; provided, that, notwithstanding the foregoing, no Lender shall have an obligation to make Loans to the Borrowers if the aggregate amount of the Loans made to the Borrower by the Lenders then outstanding would be in excess of the Maximum Credit and, in the event the obligation of any Lender to make Loans to the Borrowers is terminated as permitted hereunder, such Lender shall have no further obligation to make additional Loans hereunder.

            (c) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

            2.02 Notes.

            (a) The Loans made by each Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A hereto (each a "Note" and collectively, the "Notes"), dated the date hereof, payable to the order of such Lender in a principal amount equal to the lesser of (a) the amount of the Commitment of such Lender and (b) the aggregate unpaid principal amount of all Loans made by such Lender. Each Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

            (b) The date, amount and interest rate of each Loan made by each Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note, endorsed by such Lender on the schedule attached to its Note or any continuation thereof; provided, that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make a payment when due of any amount owing hereunder or under the
Note in respect of the Loans made by such Lender.

            2.03 Procedure for Borrowing.

            (a) The Borrowers may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Agent, with a copy to the Custodian, a written request for borrowing, substantially in the form of Exhibit D attached hereto (a "Request for Borrowing"), which request must be received by the Agent prior to 11:00 a.m., New York City time, one (l) Business Day prior to the requested Funding Date. Such request for borrowing shall (i) attach a schedule identifying the Eligible Mortgage Loans that the Borrowers propose to pledge to the Agent, for the ratable benefit of the Lenders, and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date and the amount requested to be borrowed, (iii) be accompanied by a Mortgage Loan Data File containing information with respect to the Eligible Mortgage Loans that the Borrowers propose to pledge to the Agent, for the ratable benefit of the Lenders, and to be included in the Borrowing Base in connection with such borrowing, and (iv) attach an officer's certificate signed by a Responsible Officers of the Borrowers as required by Section 5.02(b) hereof.

            (b) Upon the Borrowers' request for a borrowing pursuant to Section 2.03(a), the Lenders shall, upon satisfaction of all conditions precedent set forth in Section 5.01 and 5.02 hereof and provided that no Default shall have occurred and be continuing, make a Loan to the Borrowers (for which all Borrowers will be jointly and severally liable) on the requested Funding Date, in the amount so requested.

            (c) The Borrowers shall release to the Custodian no later than 12:00 p.m., New York City time, two (2) Business Days prior to the requested Funding Date, the Mortgage File pertaining to each Eligible Mortgage Loan to be pledged to the Agent for the ratable benefit of the Lenders, and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

            (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Agent and the Borrowers, no later than 11:00 a.m., New York City time on a Funding Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Mortgage Loans pledged to the Agent, for the ratable benefit of the Lenders, on such Funding Date, and a Mortgage Loan Schedule and Exception Report.

            (e) Subject to Section 5 hereof, such borrowing will then be made available to the Borrowers by the Agent transferring, via wire transfer, to the following account of the Borrowers: 00380082 , for the A/C of Bankers Trust Co., ABA# 021001033, Attn: R. Silver, in the aggregate amount of such borrowing in funds immediately available to the Borrower.

            2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate:

            (a) the Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

            (b) the Agent determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely adequately to cover the cost to the Lenders of making or maintaining Loans; or

            (c) it becomes unlawful for any Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

then the Agent shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans, and the Borrowers shall, either prepay all such Loans as may be outstanding or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus 0.50% plus the Applicable Margin.

            2.05 Repayment of Loans; Interest.

            (a) The Borrowers hereby promise, jointly and severally, to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans.

            (b) The Borrowers hereby promise, jointly and severally, to pay to the Lenders interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrowers hereby promise, jointly and severally, to pay to the Lenders interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrowers hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable monthly on the first Business Day of each month and for the last month of the Loan Agreement on the first Business Day of such last month and on the Termination Date; provided, that, the Agent may, in its sole discretion, require accrued interest to be paid simultaneously with any prepayment of principal made by the Borrowers on account of any of the Loans outstanding. Interest payable at the Post-Default Rate shall accrue daily and shall be payable upon such accrual.

            (c) It is understood and agreed that, unless and until a Default or Event of Default shall have occurred and be continuing, the Borrowers shall be entitled to the proceeds of the Mortgage Loans pledged to the Agent, for the ratable benefit of the Lenders hereunder. At any time while a Default has occurred and is continuing, upon notice from the Lender, the

Borrowers shall promptly deliver all proceeds of the Mortgage Loans pledged to the Lender hereunder to the Lender.

            2.06 Mandatory Prepayments or Pledge.

            (a) If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Agent and notice is given to the Borrowers on any Business Day, the Borrowers shall no later than one (1) Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Agent) to the Agent for the account of each Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

            (b) The Borrowers shall instruct each Takeout Investor to remit all Takeout Proceeds directly to the Agent at the account designated in Section 3.01 hereof no later than 3:00 p.m. New York City time. Simultaneously, the Borrowers shall deliver via facsimile or electronic mail to the Agent a purchase advice (the "Purchase Advice") and shall indicate on such Purchase Advice the Mortgage Loan identification number which identified such Mortgage Loan when the Lenders previously financed the Mortgage Loan. A portion of the Takeout Proceeds in an amount equal to the Collateral Value of the applicable Mortgage Loans shall be applied by the Agent to the prepayment of principal outstanding on the Loans. On the Settlement Date, the Agent shall release and remit to the applicable Borrower the amount of Takeout Proceeds in excess of the Collateral Value of the applicable Mortgage Loans (the "Remittance Amount"); provided that on the Settlement Date (i) there is no Default or Event of Default under this Agreement or any other Loan Document, (ii) there is no Borrowing Base Deficiency and (iii) the release to such Borrower of the Remittance Amount will not cause a Borrowing Base Deficiency. If a Borrowing Base Deficiency exists or would be created by the release of the Remittance Amount or an Event of Default has occurred and is continuing, the Agent, for the account of each Lender, shall be entitled to retain the Remittance Amount, and the Borrowers thereupon shall have no further rights, title, or interest in and to the Remittance Amount. In the event that the Purchase Advice indicates that some of the proceeds forwarded to the Agent do not belong to the Lenders (such amount, the "Excess Proceeds") then (i) the Borrower shall provide the Agent with a takeout proceeds identification letter in the form of Exhibit J hereto, and (ii) upon confirmation by the Agent that the information set forth in the Purchase Advice matches the information that the Agent has in its possession with respect to the Mortgage Loans, the Agent shall promptly remit by wire transfer the Excess Proceeds in accordance with the Borrowers' instructions. If funds are received before 3:00 p.m., New York City time on a Business Day, but either (A) no Purchase Advice is received or (B) such funds are not properly identified on the related Purchase Advice (a "Purchase Advice Deficiency"), then such funds shall be retained by the Agent in a non-interest bearing account until such Purchase Advice Deficiency is remedied, and the Mortgage Loan Subject to such Purchase Advice shall not be released until such Purchase Advice Deficiency is remedied. In no event shall such Purchase Advice be back-dated to the date of its issuance.

            2.07 Voluntary Prepayments. The Borrowers may at any time and from time to time prepay the Loan, in whole or in part, without premium or penalty, upon irrevocable notice to the Lender (in the form of Exhibit I) prior to 1:00 p.m., New York City time, on the requested date thereof, in the case of the first 500 Mortgage Loans requested to be released by the Lender on such date, or upon irrevocable notice delivered to the Lender (in the form of Exhibit I), prior to 1:00 p.m., New York City time, at least one (1) Business Day prior thereto, in the case of any Mortgage Loans in excess of 500 requested to be released by the Lender, specifying the date and amount of prepayment and attaching a schedule of Mortgage Loans to be released by the Lender in connection with such prepayment. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any accrued interest to such date on the amount prepaid.

            2.08 Extension of Termination Date. At the request of the Borrowers made at least thirty (30) days, but in no event earlier than ninety (90) days, prior to the then current Termination Date, the Agent may in its sole discretion extend the Termination Date for a period to be determined by the Agent in its sole discretion by giving written notice of such extension to the Borrowers no later than twenty (20) days, but in no event earlier than thirty (30) days, prior to the then current Termination Date. Any failure by the Agent to deliver such notice of extension shall be deemed to be the Agent's determination not to extend the then current Termination Date.

            Section 3. Payments; Computations; Etc.

            3.01 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the following account maintained by the Agent: Account No. 30463591, for the account of the Agent, Citibank, N.A., ABA No. 021000089, Attn: Whole Loan Operations, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). Each Borrower acknowledges that it has no rights of withdrawal from the foregoing account. The Agent shall promptly provide to each Lender (via facsimile or other transmission) the amount of such payment to be distributed to such Lender along with the outstanding Loans then held by such Lender, after giving effect to such payment.

            (b) The amount of such payments distributed to each Lender will be calculated such that at all times that the aggregate unpaid principal amount of Loans outstanding hereunder is less than or equal to Morgan Stanley Bank's Commitment, the Credit Exposure Percentage of Morgan Stanley Bank shall equal 100%.

            (c) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

            3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

            3.03 Requirements of Law.

            (a) If the introduction or adoption of or any change (other than any change by way of the imposition of or increase in reserve requirements included in the Eurodollar Rate Reserve Percentage) in any Requirement of Law (other than with respect to any amendment made to any Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

            (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding net income or franchise taxes) or change the basis of taxation of payments to any Lender in respect thereof;

            (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory Loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of any Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder;

            (iii) shall impose on any Lender any other condition;

and the result of any of the foregoing is to increase the cost to any Lender, by an amount which such Lender deems to be material, of making, participating in, continuing or maintaining any Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Borrowers, jointly and severally, shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

            (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to such Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrowers, jointly and severally, shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

            (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the applicable Lender to the Borrowers shall be conclusive in the absence of manifest error.

            3.04 Minimum Usage Fee.

            If , as tested on the first Business Day of any month, the average principal balance of the Loans outstanding hereunder ("Average Usage") during the immediately preceding calendar month shall be an amount less than $120,000,000, the Borrower hereby agrees to pay to the Agent, for the account of the Lenders, a minimum usage fee ("Minimum Usage Fee"), computed at the rate of 80 basis points (.80%) per annum on the amount equal to the difference between the Maximum Credit and the Average Usage, in each case payable monthly in arrears on the first Business Day of the following month and on the Termination Date, such payment to be made in dollars in immediately available funds, without deduction, set-off or counterclaim, to the Agent at the account set forth in
Section 3.01(a) hereof.

            Section 4. Collateral Security.

            4.01 Collateral; Security Interest.

            (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Agent, for the ratable benefit of the Lenders, pursuant to terms of the Custodial Agreement and shall deliver to the Agent Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

            (b) All of each Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

            (i) all Mortgage Loans;

            (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records, Servicing Agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

            (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

            (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

            (v) all Takeout Commitments now existing or hereafter arising, covering any part of the foregoing Collateral, all rights to deliver such Mortgage Loans to Takeout Investors or to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral pursuant thereto, including such Borrower' right and entitlement to receive the entire Takeout Price specified in each Takeout Commitment;

            (vi) all Interest Rate Protection Agreements, relating to or constituting any and all of the foregoing;

            (vii) any collateral, however defined, under any other agreement between any Borrower or any of its Affiliates on the one hand and any Lender or any Affiliate of a Lender on the other hand;

            (viii) all "general intangibles", "accounts", "instruments", "investment property", "deposit accounts" and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

            (ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

            (c) Each Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Agent, for the ratable benefit of the Lenders, to secure the MS Indebtedness including without limitation the repayment of principal of and interest on all Loans and all other amounts owing to the Lenders hereunder, under the Notes and under the other Loan Documents (collectively, the "Secured Obligations"). Each Borrower agrees to mark its computer records and files to evidence the interests granted to the Agent, for the ratable benefit of the Lenders hereunder.

            4.02 Further Documentation. At any time and from time to time, upon the written request of the Agent, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrowers also hereby authorize the Agent to file any such financing or continuation statement without the signatures of the Borrowers to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

            4.03 Changes in Locations, Name, etc. No Borrower shall (i) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral or (iii) reincorporate or reorganize under the laws of another jurisdiction or (iv) unless it shall have given the Agent at least thirty (30) days prior written notice thereof and shall have delivered to the Agent all

Uniform Commercial Code financing statements and amendments thereto as the Agent shall request and taken all other actions deemed necessary by the Agent to continue its perfected status in the Collateral with the same or better priority. Each Borrower's federal tax identification number is set forth on
Schedule 7. Each Borrower's organizational identification number is set forth on
Schedule 7. Each Borrower shall promptly notify the Lender of any change in such organizational identification number.

            4.04 Agent's Appointment as Attorney-in-Fact.

            (a) Each Borrower hereby irrevocably constitutes and appoints the Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in the Agent's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, each Borrower hereby gives the Agent the power and right, on behalf of such Borrower, without assent by, but with notice to, such Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

            (i) in the name of each Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Agent for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

            (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

            (iii) (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against any Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate; and
      (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrowers' expense, at any time, and from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as the Borrowers might do.

Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

            (b) Each Borrower also authorizes the Agent, at any time and from time to time, to execute, in connection with any sale provided for in Section
4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral and to file any initial financing statements, amendments thereto and continuation statements with or without the signature of any Borrower as authorized by applicable law, as applicable to all or any part of the Collateral.

            (c) The powers conferred on the Agent are solely to protect the Lenders' interests in the Collateral and shall not impose any duty upon the Agent to exercise any such powers. The Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Agent nor any of its officers, directors, or employees shall be responsible to the Borrowers for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

            4.05 Performance by Agent of Borrowers' Obligations. If any Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the Agent itself performs or complies, or otherwise causes performance or compliance, with such agreement, the expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrowers to the Agent on demand and shall constitute Secured Obligations.

            4.06 Proceeds. If an Event of Default shall occur and be continuing,
(a) all proceeds of Collateral received by the Borrowers consisting of cash, checks and other near-cash items shall be held by the Borrowers in trust for the Lenders, segregated from other funds of the Borrowers, and shall forthwith upon receipt by any Borrower be turned over to the Agent in the exact form received by such Borrower (duly endorsed by such Borrower to the Agent, if required) and
(b) any and all such proceeds received by the Lenders (whether from a Borrower or otherwise) may, in the sole discretion of the Agent, be held by the Agent as collateral security for, and/or then or at any time thereafter may be applied by the Agent against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Agent shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

            4.07 Remedies. If a Default shall occur and be continuing, the Agent may, at its option, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Mortgage Loans pledged to the Agent, for the ratable benefit of the Lenders hereunder, and the Borrowers shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Agent relating to or arising out of such Interest Rate Protection Agreements; including without limitation any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Agent may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Agent without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrower, which right or equity is hereby waived or released. The Borrowers further agree, at the Agent's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lenders hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required or permitted by any provision of law, including without limitation Section 9-615(a)(3) of the Uniform Commercial Code, need the Lenders account for the surplus, if any, to the Borrowers. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against the Agent or any Lender arising out of the exercise by the Agent or the Lenders of any of their rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Agent or any Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition. The Borrowers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Agent or the Lenders to collect such deficiency.

            4.08 Limitation on Duties Regarding Preservation of Collateral. The Agent's and each Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Agent or such Lender, as the case may be, deals with similar property for its own account. Neither the Agent, any Lender nor any of their respective directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrowers or otherwise.

            4.09 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

            4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lenders of all Secured Obligations and the performance of all obligations under the Loan Documents the Agent shall release its security interest in any remaining Collateral.

            Section 5. Conditions Precedent.

            5.01 Effectiveness. This Amended and Restated Master Loan and Security Agreement shall become effective upon the satisfaction of the following conditions precedent::

            (a) Loan Documents. The Agent shall have received:

            (i) Loan Agreement. This Amended and Restated Loan Agreement, duly executed and delivered by the Borrowers;

            (ii) Notes. Each Note, duly executed and delivered by the Borrowers;

            (iii) Custodial Agreement. The Amended and Restated Custodial Agreement, duly executed and delivered by the Borrowers and the Custodian; and

            (iv) Electronic Tracking Agreement. The Amended and Restated Electronic Tracking Agreement, duly executed and delivered by each of the parties thereto.

            (v) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Borrower and of all corporate or other authority for each Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by such Borrower from time to time in connection herewith (and the Agent and the Lenders may conclusively rely on such certificate until it receives notice in writing from such Borrower to the contrary);

            (vi) Legal Opinion. One or more legal opinions of outside counsel to the Borrowers, in form and substance satisfactory to the Agent;

            (vii) Servicing Agreement(s). All Servicing Agreements related to the Mortgage Loans, certified as a true, correct and complete copy of the original together, with a fully executed Servicer Notice and Agreement and, if the Servicer is a Borrower or an Affiliate of a Borrower, the letter of the applicable Servicer consenting to termination of such Servicing Agreement upon the occurrence of an Event of Default;

            (viii) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Agent, for the ratable benefit of the Lenders, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Agent determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; provided, that assignments of the Mortgages securing or related to the Mortgage Loans shall not be required to be recorded prior to the occurrence of an Event of Default;

            (ix) Financial Statements. The financial statements referenced in
      Section 6.02;

            (x) Underwriting Guidelines. A certified copy of the Underwriting Guidelines, which shall be in form and substance satisfactory to the Agent;

            (xi) Consents, Licenses, Approvals, etc. Copies certified by each Borrower of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by such Borrower of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect; and

            (xii) Other Documents. Such other documents as the Agent may reasonably request.

            (b) Concurrent Transactions. All votes necessary to approve the Reorganization shall have been completed, and the Reorganization shall have been approved.

            5.02 Initial and Subsequent Loans. The making of each Loan to the Borrowers (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

            (a) No Default. No Default or Event of Default shall have occurred and be continuing;

            (b) Representations and Warranties. Both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrowers in Section 6 and Schedule 1 hereof, and elsewhere in each of the Loan Documents, shall be true, correct and complete on and as of the date of the making of such Loan in all material respects on and as of the date of the making of such Loan (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Agent shall have received an officer's certificate signed by a Responsible Officer of each Borrower certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that such Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

            (c) Borrowing Base. The aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

            (d) Due Diligence. Subject to the Agent's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Agent shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Loans as the Agent in its sole discretion deems appropriate to review and such review shall be satisfactory to the Agent in its sole discretion;

            (e) Trust Receipt. A Trust Receipt, substantially in the form of Annex 2 of the Custodial Agreement, dated the Effective Date, from the Custodian, duly completed.

            (f) Mortgage Loan Schedule and Exception Report. The Agent shall have received from the Custodian a Mortgage Loan Schedule and Exception Report with Exceptions as are acceptable to the Agent in its sole discretion in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day;

            (g) Release Letter. The Agent shall have received from the Borrowers a Warehouse Lender's Release Letter substantially in the form of Exhibit E-2 hereto (or such other form acceptable to the Lender) or a Seller's Release Letter substantially in the form of Exhibit E-1 hereto (or such other form acceptable to the Lender) covering each Mortgage Loan to be pledged to the Agent, for the ratable benefit of the Lenders;

            (h) Fees and Expenses. The Agent shall have received all fees and expenses of counsel to the Agent and the Lenders as contemplated by Section 11.03(b), which amount, at the Agent's option, may be netted from any Loan advanced under this Agreement;

            (i) Takeout Assignment. The Agent shall have received a Takeout Assignment for each Takeout Commitment relating to Mortgage Loans included in the Borrowing Base as of the Funding Date;

            (j) No Market Events. None of the following shall have occurred and/or be continuing:

            (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Lenders not being able to finance any Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

            (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Lenders not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

            (iii) there shall have occurred a material adverse change in the financial condition of any Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of such Lender to fund its obligations under this Loan Agreement;

            (k) No Morgan Stanley Downgrade. MS & Co.'s corporate bond rating as calculated by S&P or Moody's has not been lowered or downgraded to a rating below A- as indicated by S&P or below A3 as indicated by Moody's; and

            (l) MERS Report. The Agent shall have received from the Electronic Agent a MERS Report listing all MERS Designated Mortgage Loans to be pledged hereunder on such Business Day.

Each request for a borrowing by the Borrower hereunder shall constitute a certification by the Borrower that all the conditions set forth in this Section 5 (other than Section 5.02(j)) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).


            Section 6. Representations and Warranties. Each Borrower represents and warrants to the Agent and the Lenders that throughout the term of this Loan
Agreement:

            6.01 Legal Name. On the Effective Date, the exact legal name of the each Borrower is, and during the four months immediately preceding the date hereof, such name has been, respectively, American Home Mortgage Corp., American Home Mortgage Investment Corp., American Home Mortgage Holdings, Inc., American Home Mortgage Acceptance, Inc. and Columbia National, Incorporated; and no Borrower has used any previous names, assumed names or trade names except as set forth on Schedule 4 attached hereto.

            6.02 Existence. The Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; and
(c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

            6.03 Financial Condition. The Borrower has heretofore furnished to the Agent a copy of (a) the consolidated balance sheet of Holdings and its consolidated Subsidiaries for the fiscal year ended December 31, 2002 and the related consolidated statements of income and retained earnings and of cash flows for Holdings and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Deloitte & Touche and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the quarterly fiscal period ended September 30, 2003 and the related consolidated statements of income and retained earnings and of cash flows for Holdings and its consolidated Subsidiaries for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of Holdings and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since December 31, 2002, there has been no material adverse change in the consolidated business, operations or financial condition of Holdings and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

            6.04 Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting any Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) which, individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect, or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

            6.05 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of any Borrower, or any applicable law (including, without limitation, the Prescribed Laws), rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which any Borrower or any of their Subsidiaries is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of any Borrower or any of their Subsidiaries pursuant to the terms of any such agreement or instrument.

            6.06 Action. Each Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms.

            6.07 Approvals.

            (a) No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by each Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

            (b) Each Borrower is approved by Fannie Mae as an approved lender and each Borrower and each Servicer is approved by Freddie Mac as an approved seller/servicer, in each case in good standing (such collective approvals and conditions, "Agency Approvals"), with no event having occurred or any Borrower having any reason whatsoever to believe or suspect will occur (including, without limitation, a change in insurance coverage) which would either make any Borrower (or any Servicer) unable to comply with the eligibility requirements for maintaining all such applicable Agency Approvals or require notification to the relevant Agency. Each Borrower (and any Servicer) has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.

            6.08 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

            6.09 Taxes. Each Borrower and each of their Subsidiaries has filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower and each of their Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Borrower, adequate.

            6.10 Investment Company Act. No Borrower nor any of their Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.11 Collateral; Collateral Security.

            (a) No Borrower has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan or other Collateral to any other Person, and immediately prior to the pledge of such Mortgage Loan or any other Collateral to the Agent, for the ratable benefit of the Lenders, the Borrowers were the sole owner of such Mortgage Loan or such other Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Agent, for the ratable benefit of the Lenders hereunder. No Mortgage Loan or other Collateral pledged to the Agent, for the ratable benefit of the Lenders hereunder, was acquired (by purchase or otherwise) by any Borrower from an Affiliate of any Borrower.

            (b) The provisions of this Loan Agreement are effective to create in favor of the Agent, for the ratable benefit of the Lenders, a valid security interest in all right, title and interest of the Borrowers in, to and under the Collateral.

            (c) Upon (i) receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the relevant Borrower and (ii) the issuance by the Custodian to the Agent of a Trust Receipt therefor the Agent shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the Borrowers' interest in the related Mortgaged Property.

            (d) Upon the filing of financing statements on Form UCC-1 naming the Agent as "Secured Party" and the Borrowers as "Debtors", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrowers in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

            6.12 Chief Executive Office/Jurisdiction of Organization. On the Effective Date, and during the four months immediately preceding the Effective Date, each Borrower's chief executive office, is, and has been, located at 520 Broadhollow Road, Melville, New York 11747. On the Effective Date, AHM's jurisdiction of organization is New York, AHM Investment's jurisdiction of organization is Maryland; Holdings' jurisdiction of organization is Delaware; AHM Acceptance's jurisdiction of organization is Maryland; and CNI's jurisdiction of organization is Maryland.

            6.13 Location of Books and Records. The location where each Borrower keeps its books and records, including all computer files and records relating to the Collateral is its chief executive office.

            6.14 Hedging. Each Borrower has entered into Interest Rate Protection Agreements in accordance with its respective hedging policy guidelines, having terms with respect to protection against fluctuations in interest rates reasonably acceptable to the Agent.

            6.15 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrowers to the Agent and the Lenders in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Borrowers to the Agent and the Lenders in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of a Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Agent for use in connection with the transactions contemplated hereby or thereby.

            6.16 Tangible Net Worth. On the Effective Date, the Tangible Net Worth of Holdings is not less than $110,000,000.

            6.17 ERISA. Each Plan to which any Borrower or its Subsidiaries make direct contributions, and, to the knowledge of such Borrower, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which any Borrower would be under an obligation to furnish a report to the Agent under Section 7.01(d) hereof.

            6.18 Takeout Commitments; Takeout Assignments. Each Takeout Commitment (if any) has been delivered by the Borrowers and constitutes a valid, binding and existing obligation of a Takeout Investor, enforceable against the Borrowers and the Takeout Investor, respectively, in accordance with its terms (subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those relating to specific performance). Each Takeout Commitment (if any) has been duly and validly assigned by the Borrowers to the Agent pursuant to a Takeout Assignment.

            6.19 Subsidiaries. Schedule 3 sets forth the name of each direct or indirect Subsidiary of the Borrowers and of the holders of Capital Stock of the Borrowers, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

            6.20 Solvency. After giving effect to the making of each Loan (i) the amount of the "present fair saleable value" of the assets of each Borrower and of such Borrower and its Subsidiaries, taken as a whole, will, as of such date, exceed the amount of all "liabilities of such Borrower and of such Borrower and its Subsidiaries, taken as a whole, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors,
(ii) the present fair saleable value of the assets of each Borrower and of such Borrower and its Subsidiaries, taken as a whole, will, as of such date, be greater than the amount that will be required to pay the liabilities of such Borrower and of such Borrower and its Subsidiaries, taken as a whole, on their respective debts as such debts become absolute and matured, (iii) no Borrower, nor any Borrower and its Subsidiaries, taken as a whole, will have, as of such date, an unreasonably small amount of capital with which to conduct their respective businesses, and (iv) each Borrower and such Borrower and its Subsidiaries, taken as a whole, will be able to pay their respective debts as they mature. For purposes of this Section 6.19, "debt" means "liability on a claim", "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

            6.21 Regulatory Status. No Borrower is a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" as defined in the Bank Holding Company Act of 1956, as amended, and Regulation Y thereunder of the Board of Governors of the Federal Reserve System or will become a "bank holding company" or a direct or indirect subsidiary of a "bank holding company" unless it shall have provided the Agent written notice thirty (30) days prior to such change.


            6.22 Real Estate Investment Trust. No REIT Borrower has engaged in any material "prohibited transactions" as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Each REIT Borrower for its current "tax year" (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.

            Section 7. Covenants of the Borrowers

            Each Borrower covenants and agrees with the Agent and each Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

            7.01 Financial Statements. The Borrowers shall deliver to the Agent:

            (a) as soon as available, and in any event not later than forty-five
(45) days after the end of each calendar month, the unaudited balance sheet of AHM Investment and its consolidated Subsidiaries as at the end of such month and the related unaudited statement of income of AHM Investment and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month;

            (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year of AHM Investment and its consolidated Subsidiaries, the unaudited consolidated balance sheets of AHM Investment and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the AHM Investment and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of AHM Investment, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of AHM Investment and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

            (c) as soon as available and in any event within ninety (90) days after the end of each fiscal year of AHM Investment, the consolidated balance sheets of AHM Investment and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the AHM Investment and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of AHM Investment and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

            (d) from time to time such other information regarding the financial condition, operations, or business of any Borrower as the Agent may reasonably request; and

            (e) as soon as reasonably possible, and in any event within thirty
(30) days after a Responsible Officer of any Borrower knows, or with respect to any Plan or Multiemployer Plan to which any Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrowers setting forth details respecting such event or condition and the action, if any, that the Borrowers or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrowers or an ERISA Affiliate with respect to such event or condition):


            (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including without limitation the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

            (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by the Borrower or an ERISA Affiliate to terminate any Plan;

            (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

            (iv) the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any ERISA Affiliate that results in liability under
      Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by the Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under
      Section 4041A of ERISA;

            (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any ERISA Affiliate to enforce
      Section 515 of ERISA, which proceeding is not dismissed within 30 days;
      and

            (vi) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the Plan and trust of which such Plan is a part if the Borrower or an ERISA Affiliate fails to provide timely security to such Plan if and as required by the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

The Borrowers will furnish to the Agent, at the time it furnishes each set of financial statements pursuant to paragraphs (b) and (c) above, a certificate of a Responsible Officer of Borrower to the effect that, to the best of such Responsible Officer's knowledge, The Borrowers during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action the Borrowers have taken or proposes to take with respect thereto).

            7.02 Litigation. Each Borrower will promptly, and in any event within ten (10) days after service of process on any of the following, give to the Agent notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting such Borrower or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect, or (iii) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

            7.03 Existence, etc. Each Borrower will:

            (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under
Section 7.04 hereof);

            (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws, all laws with respect to unfair and deceptive lending practices and predatory lending practices) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

            (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

            (d) not move its chief executive office from the address referred to in Section 6.12 or change its jurisdiction of organization from the jurisdiction referred to in Section 6.12 unless it shall have provided the Agent thirty (30) days' prior written notice of such change;

            (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in conformance with GAAP;

            (f) permit representatives of the Agent, during normal business hours, to examine, copy and make extracts from its books and records (including, without limitation the Title Insurance Policies), to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Agent; and

            (g) (i) to hold each Title Insurance Policy for the benefit of the Agent on behalf of the Lenders; (ii) to hold each Title Insurance Policy at the office of AHM Investment located at 520 Broadhollow Road, Melville, New York 11747 unless the Borrowers shall have provided thirty (30) days' prior written notice of any change in location, and (iii) to segregate each Title Insurance Policy with respect to Mortgage Loans that have been pledged to the Agent, for the ratable benefit of the Lenders hereunder from title insurance policies unrelated to such Mortgage Loans and held at the same location.

            7.04 Prohibition of Fundamental Changes. No Borrower shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that a Borrower may merge or consolidate with (a) any wholly owned subsidiary of such Borrower, or (b) any other Person if such Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder.

            7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrowers shall cure same in accordance with
Section 2.06 hereof.

            7.06 Notices. The Borrowers shall give notice to the Agent:

            (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

            (b) with respect to any Mortgage Loan pledged to the Agent hereunder, immediately upon receipt of any principal prepayment (in full or partial) of such pledged Mortgage Loan;

            (c) with respect to any Mortgage Loan pledged to the Agent hereunder, immediately upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Mortgage Loan; and

            (d) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect.

            (e) promptly upon any material change in the market value of any or all of the Borrowers' assets.

            Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of each Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower have taken or proposes to take with respect thereto.

            7.07 Hedging. The Borrowers shall at all times maintain Interest Rate Protection Agreements in accordance with their respective hedging policy guidelines, which guidelines are reasonably acceptable to the Agent in its sole discretion. The Interest Rate Protection Agreements maintained by the Borrowers shall have terms with respect to protection against fluctuations in interest rates reasonably acceptable to the Agent. The Borrowers shall deliver to the Agent monthly a written summary of the notional amount of all outstanding Interest Rate Protection Agreements.

            7.08 Reports. The Borrowers shall provide the Agent with a quarterly report, which report shall include, among other items, a summary of the Borrower's delinquency and loss experience with respect to mortgage loans serviced by the Borrowers, any Servicer or any designee of either, plus any such additional reports as the Agent may reasonably request with respect to the Borrowers' or any Servicer's servicing portfolio or pending originations of mortgage loans.

            7.09 Underwriting Guidelines. (a) Without the prior written consent of the Agent, the Borrowers shall not amend or otherwise modify the Underwriting Guidelines or originate Mortgage Loans in a manner inconsistent with the Underwriting Guidelines. Notwithstanding the preceding sentence, in the event that the Borrowers make any amendment or modification to the Underwriting Guidelines, the Borrowers shall promptly deliver to the Agent a complete copy of the amended or modified Underwriting Guidelines.

            (b) Each Borrower shall originate Mortgage Loans in a manner which is consistent with sound underwriting and appraisal practices, and in compliance with applicable federal and state consumer protection laws including, without limitation, all laws with respect to unfair or deceptive practices and all laws relating to predatory lending practices.

            7.10 Transactions with Affiliates. The Borrowers will not enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of the Borrowers' business and (c) upon fair and reasonable terms no less favorable to the Borrowers than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.10 to any Affiliate. In no event shall any Borrower pledge to the Agent, for the ratable benefit of the Lenders, hereunder any Mortgage Loan acquired by such Borrower from an Affiliate of such Borrower.

            7.11 Limitation on Liens. The Borrowers will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrowers will defend the right, title and interest of the Agent and the Lenders in and to any of the Collateral against the claims and demands of all persons whomsoever.

            7.12 Limitation on Guarantees. The Borrowers shall not create, incur, assume or suffer to exist any Guarantees.

            7.13 Limitation on Distributions. After the occurrence and during the continuation of any Default, no Borrower shall make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of such Borrowers, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of such Borrower, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any of such Borrower's consolidated Subsidiaries except distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement; provided, for the avoidance of doubt, that after the occurrence and during the continuation of any Default, neither Holdings, AHM, nor CNI shall make any distributions as set forth in this Section 7.13.


            7.14 Servicer; Servicing Data File. The Borrowers shall provide to the Agent on the fifth (5th) Business Day of each month a computer readable file containing servicing information, including without limitation those fields specified by the Agent from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrowers or any Servicer. The Borrowers shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by the Agent.

            7.15 Required Filings. Each Borrower shall promptly provide the Agent with copies of all documents which such Borrower or any Affiliate of such Borrower is required to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

            7.16 No Adverse Selection. No Borrower has selected the Collateral in a manner so as to adversely affect the Lenders' interests.

            7.17 Remittance of Prepayments. The Borrowers shall remit, with sufficient detail to enable the Agent to appropriately identify the Mortgage Loan to which any amount remitted applies, to the Agent on each Thursday (or the next Business Day if such Thursday is not a Business Day) all principal prepayments that the Borrowers have received during the previous week.

            7.18 Agency Approvals. Should the Borrowers, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency be required, the Borrowers shall so notify the Agent immediately in writing. Notwithstanding the preceding sentence, each Borrower shall take all necessary action to maintain all of its (and each Servicer's) applicable Agency Approvals at all times during the term of this Loan Agreement and so long as any Loan remains outstanding.

            7.19 Takeout Commitments. The Borrowers shall promptly deliver to the Agent a Takeout Assignment for each Takeout Commitment relating to any Mortgage Loan.

            7.20 MERS Designated Mortgage Loans. With respect to each MERS Designated Mortgage Loan, the Borrower shall not identify, or permit to be identified, any party in the field "interim funder" or "warehouse lender associate member" on the MERS(R) System without the express written consent of the Agent.

            7.21 Title Insurance Policies. The applicable Borrower shall promptly (but in any event not later than ten (10) days following the date of origination of each Mortgage Loan) deliver the original attorney's opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same with respect to each Mortgage Loan (each, a "Title Insurance Policy") to AHM Investment to be held for the benefit of the Agent on behalf of the Lenders at the office of AHM Investment located at 520 Broadhollow Road, Melville, New York 11747.

            7.22 AHM Merger Sub, Inc. At all times prior to the effectiveness of the merger of Holdings with and into AHM Merger Sub, Inc. ("Merger Sub") with Holdings as the surviving corporation, no Borrower (i) shall convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to Merger Sub or
(ii) make any distribution to Merger Sub, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any of such Borrower's consolidated Subsidiaries.

            7.23 Reorganization. The Reorganization shall be consummated, on or before the date which is ten (10) Business Days from the date hereof and the Borrowers shall deliver to the Agent evidence satisfactory to it to that effect, including without limitation an opinion of outside counsel to the Borrowers with respect to the effectiveness of the Reorganization;

            Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

            (a) the Borrowers shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory prepayment); or

            (b) the Borrowers shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Agent of such default, and such default shall have continued unremedied for five (5) Business Days; or

            (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by any Borrower or any certificate furnished to the Agent pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless (i) such Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made or (ii) any such representations and warranties have been determined by the Agent in its sole discretion to be materially false or misleading on a regular basis); or

            (d) any Borrower shall fail to comply with the requirements of
Section 7.03(a), Section 7.04, Section 7.05, Section 7.06, or Sections 7.09 through 7.22 hereof; or any Borrower shall otherwise fail to comply with the requirements of Section 7.03 hereof and such default shall continue unremedied for a period of five (5) Business Days; or any Borrower shall fail to observe or perform any other covenant or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; or

            (e) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate shall be rendered against any Borrower or any of their Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and any Borrower or any such Affiliate shall not, within said period of thirty (30) days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

            (f) any Borrower shall admit in writing its inability to pay its debts as such debts become due; or

            (g) any Borrower or any of their Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code,
(iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

            (h) a proceeding or case shall be commenced, without the application or consent of any Borrower or any of their Affiliates, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of any Borrower or any such Affiliate or of all or any substantial part of its property, or (iii) similar relief in respect of any Borrower or any such Affiliate under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of thirty (30) or more days; or an order for relief against any Borrower or any such Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

            (i) the Custodial Agreement or any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower; or

            (j) the Reorganization shall not have been consummated, on or before the date which is ten (10) Business Days from the date hereof and/or the Agent shall not have received evidence satisfactory to it to that effect, including without limitation an opinion of outside counsel to the Borrowers with respect to the effectiveness of the Reorganization;

            (k) any Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Agent or shall be Liens in favor of any Person other than the Agent; or

            (l) any Borrower or any of its Affiliates shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party, including, without limitation, any MS Indebtedness, which default (i) involves the failure to pay a matured obligation, or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract; or

            (m) any materially adverse change in the Property, business, financial condition or prospects of any Borrower or any of its Affiliates shall occur, in each case as determined by the Agent in its sole discretion, or any other condition shall exist which, in the Agent's sole discretion, constitutes a material impairment of the such Borrower's ability to perform its obligations under this Loan Agreement, any Note or any other Loan Document;

            (n) MS & Co.'s corporate bond rating has been lowered or downgraded to a rating below A- by S&P or A3 by Moody's and the Borrowers shall have failed to repay all amounts owing to the Lenders under this Agreement, the Notes and the other Loan Documents within ninety (90) days following such downgrade; or

            (o) the discovery by the Agent of a condition or event which existed at or prior to the execution hereof and which the Agent, in its sole discretion, determines materially and adversely affects: (i) the condition (financial or otherwise) of any Borrower, any of its Subsidiaries or Affiliates; or (ii) the ability of either any Borrower or the Agent or any Lender to fulfill its respective obligations under this Loan Agreement.

            (p) Tangible Net Worth of AHM Investment shall not at any time be less than the sum of $200,000,000 plus 50% of net proceeds from the issuance of any equity securities of AHM Investment or any of AHM Investment's consolidated subsidiaries.

            (q) The ratio of Total Indebtedness to Tangible Net Worth shall at any time be greater than 12.00:1.00.

            (r) Net Income for any period of two consecutive fiscal quarters (each such period, a "Test Period"), before income taxes for such Test Period and distributions made during such Test Period, shall be less than $1.00.

            (s) The Electronic Tracking Agreement shall for whatever reason be terminated or cease to be in full force and effect and the Agent shall not have received an Assignment of Mortgage with respect to each MERS Designated Mortgage Loan identified by the Agent, in blank, in recordable form, but unrecorded.

            (t) The failure of any REIT Borrower to at any time continue to be
(i) qualified as a real estate investment trust as defined in Section 856 of the Code and (ii) entitled to a dividend paid deduction under Section 857 of the Code with respect to dividends paid by it with respect to each taxable year for which it claims a deduction on its Form 1120 - REIT filed with the United States Internal Revenue Service for such year, or the entering into by any REIT Borrower of any material "prohibited transactions" as defined in Sections 857(b) and 856(c) of the Code.

            Section 9. Remedies Upon Default.

            (a) An Event of Default shall be deemed to be continuing unless expressly waived by the Agent in writing. Upon the occurrence of one or more Events of Default hereunder, the Lenders' obligation to make additional Loans to the Borrowers shall automatically terminate without further action by any Person. Upon the occurrence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Agent may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

            (b) Upon the occurrence of one or more Events of Default, the Agent shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrowers relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrowers or any third party acting for the Borrowers and the Borrowers shall deliver to the Agent such assignments as the Agent shall request. The Agent shall be entitled to specific performance of all agreements of the Borrowers contained in this Loan Agreement.

            Section 10. The Agent.

            (a) Appointment. Each Lender hereby irrevocably designates and appoints the Agent as the Agent of such Lender under this Loan Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Loan Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Loan Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Loan Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Loan Agreement or any other Loan Document or otherwise exist against the Agent.

            (b) Delegation of Duties. The Agent may execute any of its duties under this Loan Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

            (c) Exculpatory Provisions. Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Loan Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in this Loan Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Loan Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Loan Agreement or any other Loan Document or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Loan Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrowers.

            (d) Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Loan Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Loan Agreement and the other Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Mortgage Loans or any Interests therein.

            (e) Notices. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or a Borrower referring to this Loan Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

            (f) Indemnification. The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Loan Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

            (g) Agent in Its Individual Capacity. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Agent were not the Agent hereunder and under the other Loan Documents. With respect to the made by it, the Agent shall have the same rights and powers under this Loan Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

            Section 11. Miscellaneous.

            11.01 Waiver. No failure on the part of the Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

            11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party provided, that a copy of all notices given under Section 7.01 shall simultaneously be delivered to Credit Department, Morgan Stanley, 750 7th Avenue, 11th Floor, New York, New York 10029; Attention:
Christine Egan. Except as otherwise provided in this Loan Agreement and except for notices given under Section 2 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

            11.03 Indemnification and Expenses.

            (a) Each Borrower agrees to hold the Agent and each Lender, and their respective Affiliates and officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than any Indemnified Party's gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Borrower agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation laws with respect to unfair or deceptive lending practices and predatory lending practices, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party's gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, each Borrower will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by any Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from any Borrower. Each Borrower also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel Each Borrower hereby acknowledges that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrowers under the Note is a recourse obligation of the Borrowers.

            (b) The Borrowers, jointly and severally, agree to pay as and when billed by the Agent all of the out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith. The Borrowers, jointly and severally, agree to pay as and when billed by the Agent all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation (i) all the reasonable fees, disbursements and expenses of counsel to the Agent and the Lenders and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Agent and the Lenders with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Agent and the Lenders pursuant to Sections 11.03(a),
11.14 and 11.15 hereof; provided, however, that in no event shall the Borrowers be required to reimburse the Lender for due diligence costs and expenses pursuant to Section 11.15 in excess of $25,000 for any calendar year.

            11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers, the Lenders and the Agent and any provision of this Loan Agreement may be waived by the Agent.

            11.05 Assignments and Participations. (a) Any Lender may assign to one or more Persons all or a portion of its rights and obligations under this Loan Agreement; provided, however, that the parties to each such assignment shall execute and deliver an Assignment and Acceptance substantially in the form of Exhibit K, with appropriate completions (an "Assignment and Acceptance", along with replacement Notes executed and delivered by the Borrowers.

            (b) Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the Lender assignor thereunder shall, to the extent that any rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Loan Agreement.

            (c) Any Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Loan Agreement; provided, however, that (i) such Lender's obligations under this Loan Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Loan Agreement, and (iv) the Borrowers shall continue to deal solely and directly with the Agent in connection with such Lender's rights and obligations under and in respect of this Loan Agreement and the other Loan Documents. Notwithstanding the terms of Section 3.03, each participant of a Lender shall be entitled to the additional compensation and other rights and protections afforded to Lenders under Section 3.03 to the same extent as such Lender would have been entitled to receive them with respect to the participation sold to such participant.

            (d) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 11.05, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to any Borrower or any of its Subsidiaries or to any aspect of the Loans that has been furnished to such Lender by or on behalf of such Borrower or any of its Subsidiaries.

            (e) The Agent and each Lender may at any time create a security interest in all or any portion of its rights under this Loan Agreement (including, without limitation, the Loans owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

            (f) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, any Lender may assign all or any portion of its rights and obligations hereunder to any Person, provided that upon the effective date of such assignment such Person shall become a party hereto and a Lender hereunder and shall be (A) entitled to all the rights, benefits and privileges accorded Lender under the Loan Documents, and (B) subject to all the duties and obligations of a Lender under the Loan Documents.

            11.06 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            11.07 Survival. The obligations of the Borrowers under Sections 3.03 and 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lenders shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lenders may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

            11.08 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

            11.09 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

            11.10 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

            11.11 Submission To Jurisdiction; Waivers. Each Borrower hereby irrevocably and unconditionally:

            (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

            (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

            (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED; AND

            (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

            11.12 WAIVER OF JURY TRIAL . EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN

AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            11.13 Acknowledgments. Each Borrower hereby acknowledges that:

            (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

            (b) neither the Agent nor any Lender has a fiduciary relationship to any Borrower, and the relationship between each Borrower and each Lender is solely that of debtor and creditor; and

            (c) no joint venture exists between any Lender and any Borrower.

            11.14 Hypothecation or Pledge of Loans. Each Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lenders from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral, on terms, and subject to conditions, within the Lender's absolute discretion. Nothing contained in this Loan Agreement shall obligate the Agent or the Lenders to segregate any Collateral delivered to the Agent or the Lenders by the Borrowers. Notwithstanding the foregoing, no such pledge, repledge, transfer, hypothecation or rehypothecation shall impair the Borrower's rights with respect to the Collateral hereunder.

            11.15 Servicing.

            (a) Each Borrower covenant to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Borrowers provide for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Secured Obligations have been paid in full or (iii) the transfer of servicing approved by the Borrowers.

            (b) If the Mortgage Loans are serviced by a Borrower, (i) such Borrower agrees that the Agent is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer files, copies of computer files, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and (ii) such Borrower grants the Agent, for the ratable benefit of the Lenders, a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of each Borrower or its designee to service in conformity with this Section and any other obligation of the Borrowers to the Lenders. The Borrowers covenant to safeguard such Servicing Records and to deliver them promptly to the Agent or its designee (including the Custodian) at the Agent's request.

            (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), the Borrowers (i) shall provide a copy of the servicing agreement to the Agent, which shall be in form and substance acceptable to the Agent (the "Servicing Agreement"), (ii) shall provide a Servicer Notice to the Servicer substantially in the form of Exhibit H hereto (a "Servicer Notice") and shall cause the Servicer to acknowledge and agree to the same and (iii) hereby irrevocably assigns to the Lender and the Lender's successors and assigns all right, title and interest of the Borrowers in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans. Any successor or assignee of a Servicer shall be approved in writing by the Agent and shall acknowledge and agree to a Servicer Notice and Agreement prior to such successor's assumption of servicing obligations with respect to the Mortgage Loans.

            (d) If the Servicer of the Mortgage Loans is a Borrower or the Servicer is an Affiliate of a Borrower, such Borrower shall provide to the Agent a letter from the Borrower or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default, the Agent may terminate any Servicing Agreement and in any event transfer servicing to the Agent's designee, at no cost or expense to the Agent, it being agreed that the Borrowers will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Agent.

            (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrowers will have no right to modify or alter the terms of such Mortgage Loan and the Borrowers will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

            (f) In the event a Borrower or its Affiliate is servicing the Mortgage Loans, such Borrower shall permit the Agent from time to time to inspect such Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Agent that such Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

            11.16 Periodic Due Diligence Review. Each Borrower acknowledges that the Agent has the right to perform continuing due diligence reviews with respect to the Mortgage Loans and the manner in which they were originated, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, each Borrower agrees that, unless a Default has occurred (in which case no notice is required) upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrowers, the Agent or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of each Borrower and/or the Custodian. The Borrowers also shall make available to the Agent a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, each Borrower acknowledges that the Agent may make Loans to the Borrowers based solely upon the information provided by the Borrowers to the Agent in the Mortgage Loan Data File and the representations, warranties and covenants contained herein, and that the Agent, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Agent may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Borrower agrees to cooperate with the Agent and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Agent and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrowers. Each Borrower further agrees that the Borrowers shall reimburse the Agent for any and all out-of-pocket costs and expenses incurred by the Agent in connection with the Agent's activities pursuant to this Section 11.15, subject to the proviso of Section 11.03(b).

            11.17 Set-Off. In addition to any rights and remedies of the Lenders provided by this Loan Agreement and by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

            11.18 Joint and Several Liability. Each Borrower hereby acknowledges and agrees that such Borrower shall be jointly and severally liable to the Lenders to the maximum extent permitted by applicable law for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder.

            11.19 Intent. The parties recognize (i) that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and (ii) each payment is a "margin payment" and/or a "settlement payment", as such terms are defined herein.

            11.20 Treatment of Certain Information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Loans or any of the transactions contemplated by this Agreement or any other Loan Document (collectively, the "Transactions"), any fact relevant to understanding the federal tax treatment of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

            11.21 Replacement by Repurchase Agreement. The Borrowers hereby acknowledge and agree that this Loan Agreement may at any time and without any further cost to the Borrowers, in the sole discretion of the Agent, be replaced by a repurchase facility with substantially similar terms as those contained in this Loan Agreement. The Borrowers hereby agree to take such action and execute such documents and instruments as is necessary to effectuate such conversion.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.


                                        BORROWER


                                        AMERICAN HOME MORTGAGE CORP.

                                        By: /s/ Michael Strauss
                                            ------------------------------------
                                            Name: Michael Strauss
                                            Title: President

                                        Address for Notices:
                                        520 Broadhollow Road
                                        Melville, New York 11747
                                        Attention: Michael Strauss
                                        Facsimile: (631) 777-3253
                                        Telephone: (516) 396-7700



                                        AMERICAN HOME MORTGAGE INVESTMENT CORP.

                                        By: /s/ Michael Strauss
                                            ------------------------------------
                                            Name: Michael Strauss
                                            Title: President

                                        Address for Notices:
                                        520 Broadhollow Road
                                        Melville, New York 11747
                                        Attention: Michael Strauss
                                        Facsimile: (631) 777-3253
                                        Telephone: (516) 396-7700

                                        AMERICAN HOME MORTGAGE HOLDINGS, INC.

                                        By: /s/ Michael Strauss
                                            ------------------------------------
                                            Name: Michael Strauss
                                            Title: President

                                        Address for Notices:
                                        520 Broadhollow Road
                                        Melville, New York 11747
                                        Attention: Michael Strauss
                                        Facsimile: (631) 777-3253
                                        Telephone: (516) 396-7700



                                       AMERICAN HOME MORTGAGE ACCEPTANCE, INC.

                                        By: /s/ Michael Strauss
                                            ------------------------------------
                                            Name: Michael Strauss
                                            Title: President

                                        Address for Notices:
                                        520 Broadhollow Road
                                        Melville, New York 11747
                                        Attention: Michael Strauss
                                        Facsimile: (631) 777-3253
                                        Telephone: (516) 396-7700



                                       COLUMBIA NATIONAL, INCORPORATED

                                        By: /s/ Michael Strauss
                                            ------------------------------------
                                            Name: Michael Strauss
                                            Title: President

                                        Address for Notices:
                                        520 Broadhollow Road
                                        Melville, New York 11747
                                        Attention: Michael Strauss
                                        Facsimile: (631) 777-3253
                                        Telephone: (516) 396-7700

                                        AGENT


                                        MORGAN STANLEY BANK

                                        By: /s/  Paul Najarian
                                            ------------------------------------
                                            Name:  Paul Najarian
                                            Title:  VP

                                        Address for Notices:
                                        2500 Lake Park Boulevard
                                        West Valley City, Utah 84120
                                        Attention: Richard Felix

                                        with a copy to:
                                        1221 Avenue of the Americas
                                        27th Floor
                                        New York, New York 10020
                                        Attention: Paul Najarian
                                        Telecopier No.: 212-507-4780
                                        Telephone No.: 212-762-6397



                                        LENDERS


                                        MORGAN STANLEY BANK

                                        By: /s/  Paul Najarian
                                            ------------------------------------
                                            Name:  Paul Najarian
                                            Title:  VP

                                        Address for Notices:
                                        2500 Lake Park Boulevard
                                        West Valley City, Utah 84120
                                        Attention: Richard Felix

                                        with a copy to:
                                        1221 Avenue of the Americas
                                        27th Floor
                                        New York, New York 10020
                                        Attention: Paul Najarian
                                        Telecopier No.: 212-507-4780
                                        Telephone No.: 212-762-6397